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                                                                    Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 10 to the Registration Statement (Form N-1A, No. 333-49693) of Merrimac Series, and to the incorporation by reference of our reports, dated February 4, 2003 on the Merrimac Cash Portfolio, Merrimac Treasury Portfolio, Merrimac Treasury Plus Portfolio, Merrimac U.S. Government Portfolio and Merrimac Municipal Portfolio (five of the series comprising Merrimac Master Portfolio) and the Merrimac Cash Series, Merrimac Treasury Series, Merrimac Treasury Plus Series, Merrimac U.S. Government Series and Merrimac Municipal Series (five of the series comprising Merrimac Series) included in the December 31, 2002 Merrimac Series Annual Report.



Boston, Massachusetts
April 25, 2003